Exhibit 10.2

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
VET ONLINE SUPPLY, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Vet Online Supply, Inc., a corporation incorporated under the laws of the State of Florida (the “Corporation”), duly held on March 6, 2019, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, On March 6, 2019 the Board of Directors received the resignation from Hing N. Chan and confirmed the dismissal of Mr. Chan as an Officer/Director of the Company. There were no grievances between either party, as Mr. Chan has another business responsibility that requires his full-time attention. The company enjoyed working with Mr. Chan and appreciated his contribution. All unpaid debt and any stock issuances under previous agreements with Mr. Chan have been canceled.

NOW, THEREFORE, BE IT:

RESOLVED, the Board has authorized the resignation from Hing N. Chan and confirmed the dismissal of Mr. Chan as an Officer/Director of the Company. There were no grievances between either party, as Mr. Chan has another business responsibility that requires his full-time attention. The company enjoyed working with Mr. Chan and appreciated his contribution. All unpaid debt and any stock issuances under previous agreements with Mr. Chan have been canceled.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

/s/ Daniel Rushford	3/6/2019
Daniel Rushford, Chairman	Date
/s/ Ching N. Chan	3/6/2019

/s/ Samuel Berry	3/6/2019
Samuel Berry, Director	Date